Exhibit 99.4

CONTINENTAL GENERAL INSURANCE COMPANY

Financial Statements (Unaudited)

Nine months ended September 30, 2015 and 2014

GreatAmericanInsuranceGroup.com

©2015 Great American Insurance Company is an equal opportunity provider. 301 E. Fourth Street, Cincinnati, OH 45202.

Ernst & Young LLP 1900 Scripps Center 312 Walnut Street Cincinnati, OH 45202	Tel: +1 513 612 1400 Fax: +1 513 612 1730 ey.com

Review Report of Independent Auditors

The Board of Directors
Continental General Insurance Company

We have reviewed the financial information of Continental General Insurance Company, which comprise the balance sheet as of September 30, 2015, and the related statements of operations, comprehensive income (loss), changes in equity and cash flows for the nine-month periods ended September 30, 2015 and 2014.

Management’s Responsibility for the Financial Information

Management is responsible for the preparation and fair presentation of the interim financial information in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in conformity with U.S. generally accepted accounting principles.

Auditor’s Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the financial information referred to above for it to be in conformity with U.S. generally accepted accounting principles.

November 19, 2015

A member firm of Ernst & Young Global Limited

CONTINENTAL GENERAL INSURANCE COMPANY
BALANCE SHEET (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	September 30, 2015	December 31, 2014
Assets:
Cash and cash equivalents	$4,543	$12,305
Investments:
Fixed maturities, available for sale at fair value (amortized cost - $209,437 and $204,107)	229,473	229,116
Equity securities, available for sale at fair value (cost - $11,300 and $10,378)	10,583	10,185
Mortgage loans	1,445	2,706
Policy loans	2,802	2,810
Other investments	223	334

Total cash and investments	249,069	257,456

Recoverables from reinsurers	416,519	420,140
Deferred policy acquisition costs	15,776	17,264
Accrued investment income	2,719	2,514
Net deferred tax asset	22,281	22,250
Other assets	4,097	4,112

Total assets	$710,461	$723,736

Liabilities and Equity:
Annuity benefits accumulated	$74,069	$78,161
Life, accident and health reserves	556,243	564,809
Other liabilities	11,981	12,840

Total liabilities	642,293	655,810

Shareholder's Equity:
Common stock, par value - $1 per share:
- 6,500,000 shares authorized
- 4,196,559 shares issued and outstanding	4,197	4,197
Capital surplus	97,547	96,674
Accumulated deficit	(38,114)	(37,575)
Accumulated other comprehensive income, net of tax	4,538	4,630

Total shareholder's equity	68,168	67,926

Total liabilities and shareholder's equity	$710,461	$723,736

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY
STATEMENT OF OPERATIONS (UNAUDITED)
(In Thousands)

	Nine Months Ended September 30
	2015	2014
Revenues:
Life, accident and health net earned premiums	$8,724	$9,552
Net investment income	10,523	11,603
Realized losses on securities (*)	(1,223)	(389)
Other income	3,654	3,510

Total revenues	21,678	24,276

Cost and expenses:
Annuity benefits	1,769	1,996
Life, accident and health benefits	13,517	18,317
Insurance acquisition expenses, net	2,311	2,747
Other operating and general expenses	4,915	2,360

Total costs and expenses	22,512	25,420

Loss before income taxes	(834)	(1,144)
Benefit for income taxes	(295)	(408)

Net loss	$(539)	$(736)

(*) Consists of the following:

Realized gains (losses) before impairments	$(171)	$220

Losses on securities with impairment	(1,052)	(609)
Non-credit portion recognized in other comprehensive income (loss)	-	-
Impairment charges recognized in earnings	(1,052)	(609)
Total realized losses on securities	$(1,223)	$(389)

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY
STATEMENT OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
(In Thousands)

	Nine Months Ended September 30
	2015	2014
Comprehensive loss:
Net loss	$(539)	$(736)
Other comprehensive loss, net of tax:
Net unrealized losses on securities:
Unrealized holding losses on securities arising during the period	(815)	(1,978)
Reclassification adjustment for realized losses included in net loss	723	253
Total net unrealized losses on securities	(92)	(1,725)
Total comprehensive loss, net of tax	$(631)	$(2,461)

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY
STATEMENT OF CHANGES IN EQUITY (UNAUDITED)
(Dollars in Thousands)

		Shareholder's Equity
	Common Shares	Common Stock and Capital Surplus	Accumulated Deficit	Accumulated Other Comp Inc. (Loss)	Total
Balance at December 31, 2014	4,196,559	$100,871	$(37,575)	$4,630	$67,926
Net loss	-	-	(539)	-	(539)
Other comprehensive loss	-	-	-	(92)	(92)
Other	-	873	-	-	873
Balance at September 30, 2015	4,196,559	$101,744	$(38,114)	$4,538	$68,168

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY
STATEMENT OF CASH FLOWS (UNAUDITED)
(In Thousands)

	Nine Months Ended September 30
	2015	2014
Operating Activities:
Net loss	$(539)	$(736)
Adjustments:
Depreciation and amortization	(27)	96
Annuity benefits	1,769	1,996
Realized losses on investing activities	1,223	389
Deferred annuity and life policy acquisition costs	(12)	(10)
Amortization of insurance acquisition costs	1,518	1,917
Change in:
Life, accident and health reserves	(3,225)	14,068
Recoverables from reinsurers	3,621	(5,725)
Accrued investment income	(205)	189
Net deferred tax asset	(5)	962
Other assets	50	1,239
Other liabilities	(859)	(492)
Other operating activities, net	893	41

Net cash provided by operating activities	4,202	13,934

Investing Activities:
Purchases of:
Fixed maturities	(20,336)	(12,507)
Equity securities	(1,582)	(2,273)
Proceeds from:
Maturities and redemptions of fixed maturities	14,168	12,015
Repayment of mortgage loans	1,261	125
Sales of fixed maturities	267	246
Sales of equity securities	102	-
Other investments	-	461
Other investing activities, net	8	112

Net cash used in investing activities	(6,112)	(1,821)

Financing Activities:
Annuity receipts	347	355
Annuity surrenders, benefits and withdrawals	(6,199)	(8,962)

Net cash used in financing activities	(5,852)	(8,607)

Net Change in Cash and Cash Equivalents	(7,762)	3,506
Cash and cash equivalents at beginning of peroid	12,305	5,267
Cash and cash equivalents at end of period	$4,543	$8,773

See notes to financial statements.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

A.	Accounting Policies

Basis of Presentation   The accompanying interim financial statements are unaudited; however, management believes that all adjustments (consisting of normal recurring accruals unless otherwise indicated) necessary for a fair presentation have been made.  The results of operations for interim periods are not necessarily indicative of results expected for the year.  The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim reporting. These unaudited financial statements should be read in conjunction with our audited financial statements for the year ended December 31, 2014.   There are no changes to our significant accounting policies described in our audited financial statements.

The financial statements include the accounts of Continental General Insurance Company (“CGI” or the “Company”).  CGI is an indirect wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).  The financial statements also include costs paid on behalf of CGI by GAFRI.  These costs are recorded as expense in the period incurred and shown as an increase in capital surplus.

Although the Company does not currently market any life, annuity or long-term care insurance, CGI’s product portfolio includes a diversified mix of closed blocks of life, annuity and long-term care (“LTC”) health insurance products.

The Company accepted new premium sales (Medicare supplement, critical illness and other non-health products), for certain states, through a reinsurance fronting agreement through August 2014, whereby the Company reinsures 100% of these premiums through a coinsurance agreement with Loyal American Life Insurance Company, a Cigna subsidiary.

Fair Value Measurements   Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The standards establish a hierarchy of valuation techniques based on whether the assumptions that market participants would use in pricing the asset or liability (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect CGI’s assumptions about the assumptions market participants would use in pricing the asset or liability.

Investments  Fixed maturity and equity securities classified as “available for sale” are reported at fair value with unrealized gains and losses included in accumulated other comprehensive income (“AOCI”) in CGI’s Balance Sheet.  Mortgage and policy loans are carried primarily at the aggregate unpaid balance.

Premiums and discounts on fixed maturity securities are amortized using the interest method. Mortgage-backed securities (“MBS”) are amortized over a period based on estimated future principal payments, including prepayments. Prepayment assumptions are reviewed periodically and adjusted to reflect actual prepayments and changes in expectations.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

Gains or losses on securities are determined on the specific identification basis. When a decline in the value of a specific investment is considered to be other-than-temporary at the balance sheet date, a provision for impairment is charged to earnings (included in realized gains (losses) on securities) and the cost basis of that investment is reduced. If management can assert that it does not intend to sell an impaired fixed maturity security and it is not more likely than not that it will have to sell the security before recovery of its amortized cost basis, then the other-than-temporary impairment is separated into two components: (i) the amount related to credit losses (recorded in earnings) and (ii) the amount related to all other factors (recorded in other comprehensive income). The credit-related portion of an other-than-temporary impairment is measured by comparing a security’s amortized cost to the present value of its current expected cash flows discounted at its effective yield prior to the impairment charge. Both components are shown in the Statement of Operations. If management intends to sell an impaired security, or it is more likely than not that it will be required to sell the security before recovery, an impairment charge to earnings is recorded to reduce the amortized cost of that security to fair value.

Derivatives   Derivatives included in CGI’s Balance Sheet are recorded at fair value and consist of components of certain fixed maturity securities (primarily interest-only MBS).  Changes in fair value of derivatives are included in earnings.

Deferred Policy Acquisition Costs (“DPAC”)   Policy acquisition costs (principally commissions and certain underwriting and policy issuance costs) directly related to the successful acquisition or renewal of an insurance contract are deferred.

DPAC related to annuities, universal life and interest-sensitive life policies is deferred to the extent deemed recoverable and amortized, with interest, in relation to the present value of actual and expected gross profits on the policies. Expected gross profits consist principally of estimated future investment margin (estimated future net investment income less interest credited on policyholder funds) and surrender, mortality, and other life and annuity policy charges, less death, annuitization and estimated future policy administration expenses. To the extent that realized gains and losses result in adjustments to the amortization of DPAC related to annuities, universal life and interest-sensitive life policies, such adjustments are reflected as components of realized gains (losses) on securities.

DPAC related to traditional life and health insurance is amortized over the expected premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. See “Life, Accident and Health Reserves” below for details on the impact of loss recognition on the accounting for traditional life and health insurance contracts.

DPAC includes the present value of future profits on business in force of annuity, life, accident and health insurance companies acquired (“PVFP”). PVFP represents the portion of the costs to acquire companies that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. PVFP is amortized with interest in relation to expected gross profits of the acquired policies for annuities and universal life products and in relation to the premium paying period for traditional life and health insurance products.

DPAC and certain other balance sheet amounts related to annuity and life businesses are also adjusted, net of tax, for the change in expense that would have been recorded if the unrealized gains (losses) from securities had actually been realized. These adjustments are included in unrealized gains (losses) on marketable securities, a component of AOCI in CGI’s Balance Sheet.

Reinsurance   Premium revenue and benefits are reported net of the amounts related to reinsurance ceded to and assumed from other companies.  Expense allowances from reinsurers are included in other operating and general expenses.  Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies.  Amounts received from reinsurers that represent recovery of acquisition costs are netted against DPAC, so that the net amount is capitalized.  The cost of reinsurance is accounted for over the term of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

Annuity Benefits Accumulated   Annuity receipts and benefit payments are recorded as increases or decreases in annuity benefits accumulated rather than as revenue and expense. Increases in this liability (primarily interest credited) are charged to expense and decreases for charges are credited to annuity policy charges revenue.  Reserves for traditional fixed annuities are generally recorded at the stated account value.

Life, Accident and Health Reserves  Liabilities for future policy benefits under traditional life, accident and health policies are computed using the net level premium method. Computations are based on the original projections of investment yields, mortality, morbidity and surrenders and include provisions for unfavorable deviations unless a loss recognition event (premium deficiency) occurs. Claim reserves and liabilities established for accident and health claims are modified as necessary to reflect actual experience and developing trends. Reserves for interest-sensitive whole life and universal life policies are generally recorded at contract value.

For long-duration contracts (such as traditional life and long-term care insurance policies), loss recognition occurs when, based on current expectations as of the measurement date, existing contract liabilities plus the present value of future premiums (including reasonably expected rate increases) are not expected to cover the present value of future claims payments and related settlement and maintenance costs (excluding overhead) as well as unamortized acquisition costs. If a block of business is determined to be in loss recognition, a charge is recorded in earnings in an amount equal to the excess of the present value of expected future claims costs and unamortized acquisition costs over existing reserves plus the present value of expected future premiums (with no provision for adverse deviation). The charge is recorded first to reduce unamortized acquisition costs and then as an additional reserve (if unamortized acquisition costs have been reduced to zero).

In addition, reserves for traditional life and long-term care insurance policies are subject to adjustment for loss recognition charges that would have been recorded if the unrealized gains from securities had actually been realized. This adjustment is included in unrealized gains (losses) on marketable securities, a component of AOCI in CGI’s Balance Sheet.

Premium Recognition   For traditional life, accident and health products, premiums are recognized as revenue when legally collectible from policyholders. For interest-sensitive life and universal life products, premiums are recorded in a policyholder account, which is reflected as a liability. Revenue is recognized as amounts are assessed against the policyholder account for mortality coverage and contract expenses.

Income Taxes   The Company has an intercompany tax allocation agreement with AFG. Pursuant to the agreement, the Company’s tax expense is determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.

Deferred income taxes are calculated using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. A valuation allowance is established to reduce total deferred tax assets to an amount that will more likely than not be realized.

CGI recognizes the tax benefits of uncertain tax positions only when the position is more likely than not to be sustained under examination by the appropriate taxing authority. Interest and penalties on CGI’s reserve for uncertain tax positions are recognized as a component of tax expense.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

Benefit Plans   CGI provides retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG and its subsidiaries make all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared.

Statement of Cash Flows   For cash flow purposes, “investing activities” are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. “Financing activities” include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. Annuity receipts, surrenders, benefits and withdrawals are also reflected as financing activities. All other activities are considered “operating.” Short-term investments having original maturities of three months or less when purchased are considered to be cash equivalents for purposes of the financial statements.

B.	Fair Value Measurements

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). CGI’s Level 1 financial instruments consist primarily of publicly traded equity securities and highly liquid government bonds for which quoted market prices in active markets are available.

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. CGI’s Level 2 financial instruments include corporate and municipal fixed maturity securities, mortgage-backed securities (“MBS”) and non-affiliated common stocks priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, corroborated broker/dealer quotes, issuer spreads and benchmark securities. When non-binding broker quotes can be corroborated by comparison to similar securities priced using observable inputs, they are classified as Level 2.

Level 3 — Valuations derived from market valuation techniques generally consistent with those used to estimate the fair values of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best information available in the circumstances. CGI’s Level 3 is comprised of financial instruments whose fair value is estimated based on non-binding broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

CGI’s management is responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. The Company's internal investment professionals are a group of approximately 20 analysts whose primary responsibility is to manage AFG’s investment portfolio. These professionals monitor individual investments as well as overall industries and are active in the financial markets on a daily basis. The group is led by AFG’s chief investment officer, who reports directly to one of AFG’s Co-CEOs. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by AFG’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, the Company communicates directly with the pricing service regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities.

Assets measured and carried at fair value in the financial statements are summarized below (in thousands):

September 30, 2015	Level 1	Level 2	Level 3	Total
Assets:
Available for sale ("AFS") fixed maturities:
U.S. Government and government agencies	$1,705	$5,120	$-	$6,825
States, municipalities and political subdivisions	-	54,436	-	54,436
Foreign government	-	1,753	-	1,753
Residential MBS	-	32,507	6,985	39,492
Commercial MBS	-	19,326	442	19,768
Asset-backed securities ("ABS")	-	5,748	-	5,748
Corporate and other	-	100,294	1,157	101,451
Total AFS fixed maturities	1,705	219,184	8,584	229,473
Equity securities	7,758	2,825	-	10,583
Total assets accounted for at fair value	$9,463	$222,009	$8,584	$240,056

December 31, 2014	Level 1	Level 2	Level 3	Total
Assets:
Available for sale fixed maturities:
U.S. Government and government agencies	$1,784	$6,475	$-	$8,259
States, municipalities and political subdivisions	-	50,237	-	50,237
Foreign government	-	1,761	-	1,761
Residential MBS	-	39,523	5,432	44,955
Commercial MBS	-	20,303	464	20,767
Asset-backed securities	-	6,137	-	6,137
Corporate and other	-	95,770	1,230	97,000
Total AFS fixed maturities	1,784	220,206	7,126	229,116
Equity securities	8,132	1,027	1,026	10,185
Total assets accounted for at fair value	$9,916	$221,233	$8,152	$239,301

At September 30, 2015 and December 31, 2014 no liabilities were carried at fair value.

Transfers between Level 1 and Level 2 for all periods presented were a result of increases or decreases in trade frequency.  During the nine months ended September 30, 2015 there was one common stock with a fair value of $46,000 transferred from Level 2 to Level 1 and one perpetual preferred stock with a fair value of $1 million transferred from Level 1 to Level 2.  There were no transfers between Level 1 and Level 2 during the nine months ended September 30, 2014.  Approximately 4% of the total assets carried at fair value on September 30, 2015, were Level 3 assets. Approximately 53% ($5 million) of the Level 3 assets were priced using non-binding broker quotes, for which there is a lack of transparency as to the inputs used to determine fair value. Details as to the quantitative inputs are neither provided by the brokers nor otherwise reasonably obtainable by CGI. Since internally developed Level 3 asset fair values represent less than 1% of the total assets measured at fair value and approximately 3% of CGI’s shareholder’s equity, changes in unobservable inputs used to determine internally developed fair values would not have a material impact on CGI’s financial position.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

Changes in balances of Level 3 financial assets carried at fair value during the nine months ended September 30, 2015 and 2014 are presented below (in thousands). The transfers into and out of Level 3 were due to changes in the availability of market observable inputs. All transfers are reflected in the table at fair value as of the end of the reporting period.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2014	Net earnings (loss)	Other comp. income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at September 30, 2015
AFS fixed maturities:
Residential MBS	$5,432	$(187)	$(112)	$-	$(292)	$3,070	$(926)	$6,985
Commercial MBS	464	(22)	-	-	-	-	-	442
Corporate and other	1,230	11	3	-	(87)	-	-	1,157
Equity securities	1,026	(35)	(24)	-	-	-	(967)	-

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2013	Net earnings (loss)	Other comp. income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at September 30, 2014
AFS fixed maturities:
Residential MBS	$7,278	$(80)	$(37)	$-	$(425)	$1,790	$(3,969)	$4,557
Commercial MBS	475	(6)	-	-	-	-	-	469
Asset-backed securities	1,002	-	5	-	(12)	-	(995)	-
Corporate and other	1,639	(302)	(36)	-	(76)	-	-	1,225
Equity securities	35	-	12	750	-	-	-	797

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

Fair Value of Financial Instruments   The carrying value and fair value of financial instruments that are not carried at fair value in the financial statements at September 30, 2015 and December 31, 2014 are summarized below (in thousands):

	Carrying Value	Estimated Fair Value	Level 1	Level 2	Level 3
September 30, 2015
Financial assets:
Cash and cash equivalents	$4,543	$4,543	$4,543	$-	$-
Mortgage loans	1,445	1,445	-	-	1,445
Policy loans	2,802	2,802	-	-	2,802
Total financial assets not accounted for at fair value	$8,790	$8,790	$4,543	$-	$4,247

Financial liabilities:
Annuity benefits accumulated(*)	$72,700	$73,367	$-	$-	$73,367
Total financial liabilities not accounted for at fair value	$72,700	$73,367	$-	$-	$73,367

	Carrying Value	Estimated Fair Value	Level 1	Level 2	Level 3
December 31, 2014
Financial assets:
Cash and cash equivalents	$12,305	$12,305	$12,305	$-	$-
Mortgage loans	2,706	2,706	-	-	2,706
Policy loans	2,810	2,810	-	-	2,810
Total financial assets not accounted for at fair value	$17,821	$17,821	$12,305	$-	$5,516

Financial liabilities:
Annuity benefits accumulated(*)	$76,702	$78,442	$-	$-	$78,442
Total financial liabilities not accounted for at fair value	$76,702	$78,442	$-	$-	$78,442

(*)	Excludes $1,369 and $1,459 of life contingent annuities in the payout phase at September 30, 2015 and December 31, 2014, respectively.

The carrying amount of cash and cash equivalents approximates fair value due to the short-term maturities of these instruments. Fair values for mortgage loans are estimated by discounting the future contractual cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. The fair value of policy loans is estimated to approximate carrying value; policy loans have no defined maturity dates and are inseparable from insurance contracts. The fair value of annuity benefits was estimated based on expected cash flows discounted using forward interest rates adjusted for the Company’s credit risk and includes the impact of maintenance expenses and capital costs.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

C.	Investments

Available for sale fixed maturities and equity securities at September 30, 2015 and December 31, 2014 consisted of the following (in thousands):

	September 30, 2015				December 31, 2014
	Amortized Cost	Fair Value	Gross Unrealized		Amortized Cost	Fair Value	Gross Unrealized
			Gains	Losses			Gains	Losses
Fixed Maturities:
U.S. Government and government agencies	$6,571	$6,825	$254	$-	$7,902	$8,259	$357	$-
States, municipalities and political subdivisions	50,938	54,436	4,079	(581)	46,093	50,237	4,256	(112)
Foreign government	1,493	1,753	260	-	1,493	1,761	268	-
Residential MBS	35,914	39,492	3,620	(42)	40,718	44,955	4,324	(87)
Commercial MBS	18,572	19,768	1,196	-	19,102	20,767	1,665	-
Asset-backed securities	5,490	5,748	260	(2)	5,841	6,137	320	(24)
Corporate and other	90,459	101,451	11,420	(428)	82,958	97,000	14,215	(173)
Total fixed maturities	$209,437	$229,473	$21,089	$(1,053)	$204,107	$229,116	$25,405	$(396)
Common stocks	$6,300	$5,670	$138	$(768)	$5,878	$5,700	$116	$(294)
Perpetual preferred stocks	$5,000	$4,913	$14	$(101)	$4,500	$4,485	$37	$(52)

The non-credit related portion of other-than-temporary impairment charges is included in other comprehensive income. Cumulative non-credit charges taken for securities still owned at September 30, 2015 and December 31, 2014 were $375,000.  Gross unrealized gains on such securities at September 30, 2015 and December 31, 2014 were $210,000 and $218,000, respectively.  Gross unrealized losses on such securities at September 30, 2015 and December 31, 2014 were $33,000 and $34,000, respectively.  These amounts represent the non-credit other-than-temporary impairment charges recorded in AOCI adjusted for subsequent changes in fair values and relate to residential MBS.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

The following tables show gross unrealized losses (dollars in thousands) on fixed maturities and equity securities by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2015 and December 31, 2014.

	Less Than Twelve Months			Twelve Months or More
September 30, 2015	Unrealized Loss	Fair Value	Fair Value as % of Cost	Unrealized Loss	Fair Value	Fair Value as % of Cost
Fixed Maturities:
U.S. Government and government agencies	$-	$-	-%	$-	$-	-%
States, municipalities and political subdivisions	(382)	7,768	95%	(199)	741	79%
Residential MBS	(3)	1,991	100%	(39)	2,714	99%
Commercial MBS	-	-	-%	-	-	-%
Asset-backed securities	(2)	488	100%	-	-	-%
Corporate and other	(428)	7,436	95%	-	-	-%
Total fixed maturities	$(815)	$17,683	96%	$(238)	$3,455	94%
Common stocks	$(768)	$4,623	86%	$-	$-	-%
Perpetual preferred stocks	$(71)	$1,429	95%	$(30)	$470	-%

	Less Than Twelve Months			Twelve Months or More
December 31, 2014	Unrealized Loss	Fair Value	Fair Value as % of Cost	Unrealized Loss	Fair Value	Fair Value as % of Cost
Fixed Maturities:
U.S. Government and government agencies	$-	$-	-%	$-	$-	-%
States, municipalities and political subdivisions	-	-	-%	(112)	3,414	97%
Residential MBS	(71)	5,186	99%	(16)	2,010	99%
Commercial MBS	-	-	-%	-	-	-%
Asset-backed securities	(24)	465	95%	-	-	-%
Corporate and other	(173)	1,332	89%	-	-	-%
Total fixed maturities	$(268)	$6,983	96%	$(128)	$5,424	98%
Common stocks	$(129)	$2,079	94%	$(165)	$1,352	89%
Perpetual preferred stocks	$(52)	$1,449	97%	$-	$-	-%

At September 30, 2015, the gross unrealized losses on fixed maturities of $1.1 million relate to 35 securities. Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 94% of the gross unrealized loss and 77% of the fair value.

The determination of whether unrealized losses are “other-than-temporary” requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,
b)	the extent to which fair value is less than cost basis,
c)	cash flow projections received from independent sources,
d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,
e)	near-term prospects for improvement in the issuer and/or its industry,
f)	third party research and communications with industry specialists,
g)	financial models and forecasts,
h)	the continuity of dividend payments, maintenance of investment grade ratings and hybrid nature of certain investments,
i)	discussions with issuer management, and
j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

CGI analyzes its MBS securities for other-than-temporary impairment each quarter based upon expected future cash flows. Management estimates expected future cash flows based upon its knowledge of the MBS market, cash flow projections (which reflect loan to collateral values, subordination, vintage and geographic concentration) received from independent sources, implied cash flows inherent in security ratings and analysis of historical payment data. For the nine months ended September 30, 2015 and 2014, CGI recorded $24,000 and $0, respectively, in other-than-temporary impairment charges related to its residential MBS.

CGI recorded $695,000 in other-than-temporary impairment charges on common stocks for the nine months ended September 30, 2015. At September 30, 2015, the gross unrealized losses on common stocks of $768,000 relate to 13 securities, none of which has been in an unrealized loss position for more than 12 months.

Management believes CGI will recover its cost basis in the securities with unrealized losses and that CGI has the ability to hold the securities until they recover in value and had no intent to sell them at September 30, 2015.

A progression of the credit portion of other-than-temporary impairments on fixed maturity securities for which the non-credit portion of an impairment has been recognized in other comprehensive income is shown below (in thousands):

	2015	2014
Balance at January 1	$119	$225
Additional credit impairments on:
Securities without prior impairments	24	-

Balance at September 30	$143	$225

The table below sets forth the scheduled maturities of available for sale fixed maturities as of September 30, 2015 (dollars in thousands). Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Amortized	Fair Value
Maturity	Cost	Amount	%
One year or less	$4,882	$4,963	2%
After one year through five years	24,963	27,568	12%
After five years through ten years	42,697	45,846	20%
After ten years	76,919	86,088	37%
Subtotal	149,461	164,465	71%

MBS (average life of approximately 5 years)	54,486	59,260	26%
ABS (average life of approximately 4 years)	5,490	5,748	3%

Total	$209,437	$229,473	100%

Certain risks are inherent in connection with fixed maturity securities, including loss upon default, price volatility in reaction to changes in interest rates, and general market factors and risks associated with reinvestment of proceeds due to prepayments or redemptions in a period of declining interest rates.

There were no investments in individual issuers that exceeded 10% of Shareholder’s Equity at September 30, 2015 or December 31, 2014.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

Net Unrealized Gain on Marketable Securities  In addition to adjusting equity securities and fixed maturity securities classified as “available for sale” to fair value, GAAP requires that deferred policy acquisition costs and certain other balance sheet amounts related to annuity, life and health businesses be adjusted to the extent that unrealized gains and losses from securities would result in adjustments to those balances had the unrealized gains or losses actually been realized. The following table shows (in thousands) the components of the net unrealized gain on securities that is included in AOCI in CGI’s Balance Sheet.

	September 30, 2015
	Pretax	Deferred Tax	Net
Unrealized gain (loss) on:
Fixed maturity securities	$20,036	$(7,013)	$13,023
Equity securities	(717)	251	(466)
Deferred policy acquisition costs	(207)	72	(135)
Life, accident and health reserves	(12,130)	4,246	(7,884)
	$6,982	$(2,444)	$4,538

	December 31, 2014
	Pretax	Deferred Tax	Net
Unrealized gain (loss) on:
Fixed maturity securities	$25,009	$(8,753)	$16,256
Equity securities	(193)	68	(125)
Deferred policy acquisition costs	(221)	77	(144)
Life, accident and health reserves	(17,472)	6,115	(11,357)
	$7,123	$(2,493)	$4,630

Net Investment Income   The following table shows (in thousands) investment income earned and investment expenses incurred for the nine months ended September 30.

	2015	2014
Investment income
Fixed maturities	$9,704	$10,583
Equity securities	622	782
Policy loans	137	143
Other	136	125
Gross investment income	10,599	11,633
Investment expenses	(76)	(30)

Net investment income	$10,523	$11,603

CGI’s investment portfolio is managed by a subsidiary of AFG. Investment expenses included investment management fees charged by this subsidiary of $42,000 and $2,000 for the nine months ended September 30, 2015 and 2014, respectively.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

Realized gains (losses) and changes in unrealized appreciation (depreciation) related to fixed maturity and equity security investments are summarized as follows (in thousands):

	Fixed Maturities	Equity Securities	Mortgage Loans and Other Investments	Other (a)	Tax Effects	Total
Nine Months ended September 30, 2015
Realized before impairments	$(205)	$29	$-	$5	$60	$(111)
Realized - impairments	(246)	(695)	(111)	-	368	(684)
Change in unrealized	(4,973)	(524)	-	5,356	49	(92)

Nine Months ended September 30, 2014
Realized before impairments	$215	$-	$-	$5	$(77)	$143
Realized - impairments	(356)	(253)	-	-	213	(396)
Change in unrealized	6,006	(570)	-	(8,090)	929	(1,725)

(a)	Primarily adjustments to deferred policy acquisition costs and reserves related to long-term care business.

Gross realized gains and losses (excluding impairment writedowns and mark-to-market of derivatives) on available for sale fixed maturity and equity security investment transactions included in the Statement of Cash Flows consisted of the following  for the nine months ended September 30 (in thousands):

	2015	2014
Fixed maturities:
Gross gains	$594	$1
Gross losses	-	(27)

Equity securities:
Gross gains	29	-
Gross losses	-	-

D.	Derivatives

CGI has investments in MBS that contain embedded derivatives (primarily interest-only MBS) that do not qualify for hedge accounting. CGI records the entire change in the fair value of these securities in earnings.  These investments are part of CGI’s overall investment strategy, representing a small component of CGI’s overall investment portfolio and had a fair value of $4.5 million at September 30, 2015 and $5.9 million at December 31, 2014. The gain or loss resulting for changes in fair value of these securities is included in realized gains on securities in the Statement of Operations and was a loss of $800,000 for the nine months ended September 30, 2015 and a gain of $241,000 for the nine months ended September 30, 2014.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

E.	Shareholder's Equity

Accumulated Other Comprehensive Income, Net of Tax (“AOCI”)  Comprehensive income is defined as all changes in Shareholder’s Equity except those arising from transactions with shareholders. Comprehensive income includes net earnings and other comprehensive income, which consists primarily of changes in net unrealized gains or losses on available for sale securities.

The progression of the components of accumulated other comprehensive income follows (in thousands):

		Other Comprehensive Income
	AOCI Beginning Balance	Pretax	Tax	Net of Tax	AOCI Ending Balance
Nine Months Ended September 30, 2015
Net unrealized gains on securities:
Unrealized holding gains (losses) on securities arising during the period		$(1,253)	$438	$(815)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		1,112	(389)	723
Total net unrealized gains on securities (b)	$4,630	(141)	49	(92)	$4,538

Nine Months Ended September 30, 2014
Net unrealized gains on securities:
Unrealized holding gains (losses) on securities arising during the period		$(3,043)	$1,065	$(1,978)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		389	(136)	253
Total net unrealized gains on securities (b)	$9,903	(2,654)	929	(1,725)	$8,178

(a)	The reclassification adjustment out of net unrealized gains on securities affected the following lines in CGI’s Consolidated Statement of Operations:

OCI component	Affected line in the Consolidated Statement of Operations
Pretax	Realized gains on securities
Tax	Provision for income taxes

(b)	Includes net unrealized gains of $44,000 at September 30, 2015 compared to $35,000 at December 31, 2014 related to securities for which only the credit portion of an other-than-temporary impairment has been recorded in earnings.

CONTINENTAL GENERAL INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) — CONTINUED

F.	Income Taxes

The following is a reconciliation of income taxes at the statutory rate of 35% to the provision (benefit) for income taxes as shown in the Statement of Operations for the nine months ended September 30 (dollars in thousands):

	2015		2014
	Amount	% of LBT	Amount	% of LBT

Loss before income taxes ("LBT")	$(834)		$(1,144)

Income benefit at statutory rate	$(292)	35%	$(400)	35%
Effect of:
Tax-exempt interest	(15)	2%	(14)	1%
Other	12	(1%)	6	(1%)
Benefit for income taxes as shown on the Statement of Operations	$(295)	36%	$(408)	35%

G.	Contingencies

CGI is involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. None of these matters are expected to have a material adverse impact on CGI’s results of operations or financial condition.

H.	Subsequent Event

The Company has evaluated subsequent events through November 19, 2015, the date its financial statements were available to be issued.

On April 14, 2015 GAFRI and CGI entered into a definitive agreement with HC2 Holding Inc. to sell all of the stock of CGI and United Teacher Associates Insurance Company, an affiliate.  The agreement is subject to receipt of regulatory approvals and is expected to close in the fourth quarter of 2015.